EXHIBIT 4.1

SUBSCRIPTION DOCUMENTS

MED-X, INC.

a Nevada Corporation

12,500,000 Shares at $0.80 Per Share

Minimum Investment: 525 Shares ($420)

FOR SOPHISTICATED INVESTORS ONLY

INSTRUCTIONS FOR SUBSCRIPTION

To Subscribe

1.	Subscription Agreement

Please execute the signature page and return with the Investor Questionnaire

2.	Purchaser Questionnaire

Please complete and return with your executed Subscription Agreement.

3.	Please make check payable to: Prime Trust, LLC Escrow Account for Med-X, Inc.

4.	Please mail subscription documents and checks to:

Prime Trust, LLC, Escrow Account for Med-X, Inc.

10890 S. Eastern Avenue, Suite 114

Henderson, Nevada 89052

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SUBSCRIPTION AGREEMENT

Name of Investor:

                                                                                    (Print)

Prime Trust, LLC, Escrow Agent for Med-X, Inc.

10890 S. Eastern Avenue, Suite 114

Henderson, Nevada 89052

Re:	MED-X, INC. – 12,500,000 Shares of Common Stock (the “Shares”)

Gentlemen:

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in Med-X, Inc., a Nevada corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is eighty cents ($0.80), payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Offering Circular, dated June 30, 2019 and its exhibits (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information contained in the Purchaser Questionnaire is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him. The undersigned has adequate financial resources for an investment of this character, and at this time he could bear a complete loss of his investment. The undersigned understands that any projections which may be made in the Offering Circular are mere estimates and may not reflect the actual results of the Company’s operations.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”) on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned’s representations and warranties, and those of the other purchasers of Shares.

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(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are “covered securities” under the National Securities Market Improvement Act of 1996. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned’s representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (see the attached Purchaser Questionnaire), or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

(vii) The undersigned has no need for any liquidity in his investment and is able to bear the economic risk of his investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate the investment readily; and (c) the Shares have not been registered under the 1933 Act and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Shares have been made within the state indicated below his signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him or his purchaser representative with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements which may be required in the jurisdiction in which he resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

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3. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, Shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or in the Purchaser Questionnaire being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 3 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 3 of this Subscription Agreement.

4. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

5. Foreign Investors. The undersigned hereby represents and warrants that the undersigned is not (i) named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, (iv) a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, (v) a person who owns more than fifteen percent (15%) of its assets in Sanctioned Countries, or (vi) a person who derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

6. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The venue for any legal action under this Agreement will be in the proper forum in the County of Los Angeles, State of California.

7. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

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The undersigned has (have) executed this Subscription Agreement on this _____ day of ________ , 20 ______ , at ____________.

SUBSCRIBER (1)	SUBSCRIBER (2)

Signature	Signature

(Print Name of Subscriber)	(Print Name of Subscriber)

(Street Address)	(Street Address)

(City, State and Zip Code)	(City, State and Zip Code)

(Social Security or Tax Identification Number)	(Social Security or Tax Identification Number)

Number of Shares ____________

Dollar Amount of Shares (At $0.80 per Share) ____________________________

PLEASE MAKE CHECKS PAYABLE TO: “Prime Trust, LLC Escrow Account for Med-X, Inc.”

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MANNER IN WHICH TITLE IS TO BE HELD:

☐	Community Property*	☐	Individual Property

☐	Joint Tenancy With Right of s_ Separate Property Survivorship*	☐	Separate Property

☐	Corporate or Fund Owners **	☐	Tenants-in-Common*

☐	Pension or Profit Sharing Plan	☐	Tenants-in-Entirety*

☐	Trust or Fiduciary Capacity (trust documents must accompany this form)	☐	Keogh Plan

☐	Fiduciary for a Minor	☐	Individual Retirement Account

	* Signature of all parties required	☐	Other (Please indicate)
** In the case of a Fund, state names of all partners.

SUBSCRIPTION ACCEPTED: MED-X, INC.

By:
	Matthew Mills, President	DATE

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MED-X, INC.

PURCHASER QUESTIONNAIRE

Prime Trust, LLC, Escrow Agent for Med-X, Inc.

10890 S. Eastern Avenue, Suite 114

Henderson, Nevada 89052

Re:	MED-X, INC.

Gentlemen:

The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase shares of common stock (the “Shares”) in the above referenced Company pursuant to Section 3(b) of the Securities Act of 1933, as amended (the “Act”), Regulation A+ promulgated thereunder, and appropriate provisions of applicable state securities laws. I understand that you will rely upon the following information for purposes of such determination, and that the Shares will not be registered under the Act in reliance upon the exemption from registration provided by Section 3(b) of the Act, Regulation A+, and appropriate provisions of applicable state securities laws.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Act or meets the requirements of applicable state securities laws.

I hereby provide you with the following representations and information:

1.	Name: ____________________________________________________________________________

2.	Residence Address & Telephone No: _____________________________________________________

3.	Mailing Address: ____________________________________________________________________

3a.	Email Address:______________________________________________________________________

4.	Employer and Position: _______________________________________________________________

5.	Business Address & Telephone No: ______________________________________________________

6.	Business or Professional Education & Degree: ______________________________________________

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7.	Prior Investments of Purchaser:

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Amount (Cumulative) $ ______________________ (initial appropriate category below):

Capital Stock:	☐ None (Initial)	☐ Up to $50,000 (Initial)	☐ $50,000 to $250,000 (Initial)	☐ Over $250,000 (Initial)
Bonds:	☐ None (Initial)	☐ Up to $50,000 (Initial)	☐ $50,000 to $250,000 (Initial)	☐ Over $250,000 (Initial)
Other:	☐ None (Initial)	Up to $50,000 (Initial)	☐ $50,000 to $250,000 (Initial)	☐ Over $250,000 (Initial)

8.	Based on the definition of an “Accredited Investor” which appears below, I am an Accredited Investor:

☐ Yes ☐ No

(initial appropriate category)

I understand that the representations contained in this section are made for the purpose of qualifying me as an accredited investor as the term is defined by the Securities and Exchange Commission for the purpose of selling securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects. I am an Accredited Investor because I fall within one of the following categories (initial appropriate category):

☐	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, not including the value of the person’s primary residence;

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year;

☐	My spouse and I have had joint income for the most two recent years in excess of $300,000 and we expect our joint income to be in excess of $300,000 for the current year;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, Massachusetts Business Trust or Fund not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	A bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; insurance company as defined in Section 2(12) of the Securities Act, investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(1)(48) of that Act; or Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is to be made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000;

☐	An entity in which all of the equity owners are Accredited Investors under the above paragraph.

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9.	Financial Information:

(a)	My net worth (not including the value of my primary residence) is $_________________

(b)	My gross annual income during the preceding two years was:

$_________________ (2017) $_________________ (2018)

(c)	My anticipated gross annual income in 2019 is $ _______________.

(d)	(1) ☐ (initial here) I have such knowledge and experience in financial, tax and business matters that I am capable of utilizing the information made available to me in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares, and to make an informed investment decision with respect to the Shares. I do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

(2) ☐ (initial here) I intend to use the services of the following named person(s) as Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Shares and hereby appoint such person(s) to act as my Purchaser Representative(s) in connection with my proposed purchase of Shares.
List name(s) of Purchaser Representative(s), if applicable. __________________________________

10.	Except as indicated below, any purchases of the Shares will be solely for my account, and not for the account of any other person or with a view to any resale or distribution thereof.

11.	I represent to you that the information contained herein is complete and accurate and may be relied upon by you. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages. I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of Shares, if any, by me.

Name (Please Print): _________________________________________________________________

Signature __________________________________________________________________________

Telephone Number ___________________________________________________________________

Social Security or Tax I.D. Number ______________________________________________________

Executed at: ________________________________________________________________________

on this ________ day of _________________________________, 20________

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